SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 12, 2002

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 9. Regulation FD Disclosure

On August 12, 2002, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. — Weyerhaeuser Company (NYSE: WY) today sent its written Certification of Financial Statements to the U.S. Securities and Exchange Commission (SEC).

Steven R. Rogel, chairman, president and chief executive officer, and William C. Stivers, executive vice president and chief financial officer, executed the certification.

The certification affirms the accuracy of Weyerhaeuser’s Form 10-K report for 2001; Form 10-Q report for the first quarter for 2002; the company’s 2002 proxy statement to shareholders and other recent filings. These actions are in response to a June 27 order by the SEC requiring approximately 950 companies to certify the accuracy of financial reports.

The company’s fiscal reports filed with the SEC are available at www.weyerhaeuser.com by clicking on the “Investors” button.

Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2001, sales were $14.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at www.weyerhaeuser.com.

# # #

The two statements are furnished as Exhibit 99.1 and 99.2 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Steven J. Hillyard

Its:	Vice President and Chief Accounting Officer

Date: August 12, 2002

EXHIBIT INDEX

99.1	Statement under oath of principal executive officer regarding facts and circumstances relating to Exchange Act filings dated August 12, 2002

99.2	Statement under oath of principal financial officer regarding facts and circumstances relating to Exchange Act filings dated August 12, 2002